                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:


     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12


                               LINDNER INVESTMENTS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

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

                           [LINDNER FUNDS LETTERHEAD]


                                  May 30, 2001


Dear Shareholder:


The Board of Trustees has unanimously decided to wind down and terminate the Lindner Opportunities Fund. The Fund has not performed to expectations and its assets have never grown to the size that would permit efficient management. The costs of operating the Fund continue to be a drain on its performance. Effective April 30, 2001, the Fund stopped accepting new money from investors other than through dividend reinvestments.

We are now asking for your approval of the Plan of Liquidation which will liquidate the Fund by selling its remaining assets and distributing the cash proceeds to shareholders on a pro rata basis. The Plan of Liquidation is explained in the attached Proxy Statement. Liquidation of the Fund requires the affirmative vote of holders of two-thirds (2/3) of the shares of beneficial interest outstanding on April 30, 2001.


Your vote is important. Please review the proxy statement then take a moment to complete, sign and mail your proxy card. A postage-paid envelope is enclosed for your convenience. If the date of the meeting approaches and we have not received your vote, you may receive a telephone call from a representative of Lindner Asset Management, our investment adviser, reminding you to vote your shares.

We appreciate your prompt attention to this important matter.

Sincerely,


Doug T. Valassis, Chairman

                               LINDNER INVESTMENTS
                           Lindner Opportunities Fund
                      c/o Firstar Mutual Fund Services LLC
                            615 East Michigan Street
                           Milwaukee, Wisconsin 53202


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           To be Held on July 6, 2001



NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Meeting") of the Lindner Opportunities Fund (the "Fund"), a series of Lindner Investments, a Massachusetts business trust (the "Trust"), will be held at the offices of Dykema Gossett, PLLC, 400 Renaissance Center, 23rd Floor, Detroit, Michigan, 48243 on Friday July 6, 2001, at 9:00 a.m., Eastern Time.

The Meeting will be held for Shareholders to consider the approval of the Plan of Liquidation which involves the liquidation of the Fund and the distribution of the Fund's net assets to Shareholders.

THE BOARD OF TRUSTEES (THE "BOARD") OF LINDNER INVESTMENTS UNANIMOUSLY RECOMMENDS THAT YOU APPROVE THE PLAN OF LIQUIDATION, AS IS MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

Shareholders of record at the close of business on April 30, 2001, the record date for the meeting, are the only persons entitled to notice of and to vote at the meeting.


SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ANY SHAREHOLDER WHO DOES NOT EXPECT TO ATTEND THE MEETING IS URGED TO INDICATE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID UNNECESSARY EXPENSE, WE ASK YOU TO MAIL YOUR PROXY CARD PROMPTLY, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

By order of the Board of Trustees,

Robert L. Miller, Secretary


May 30, 2001


YOUR VOTE IS IMPORTANT - PLEASE RETURN YOUR PROXY CARD PROMPTLY

                               LINDNER INVESTMENTS
                      c/o Firstar Mutual Fund Services LLC
                            615 East Michigan Street
                           Milwaukee, Wisconsin 53202

                                 PROXY STATEMENT


                         SPECIAL MEETING OF SHAREHOLDERS
                                       OF
                           LINDNER OPPORTUNITIES FUND
                           To be held on July 6, 2001

This Proxy Statement is furnished in connection with a solicitation of proxies made by, and on behalf of, the Board of Trustees of Lindner Investments, a Massachusetts business trust (the "Trust"), to be used in connection with a Special Meeting of Shareholders of Lindner Opportunities Fund to be held at 9:00 a.m., Eastern Time, on July 6, 2001, and any adjournments thereof (the "Meeting"). The costs of solicitation, including the cost of preparing and mailing the Notice of Special Meeting of Shareholders and this Proxy Statement, will be borne by the Adviser as a result of its agreement to waive a portion of its annual investment management fee in order to ensure that total operating expenses do not exceed 1.25% of the Fund's average net assets. This Proxy Statement has been first mailed to shareholders on or about May 30, 2001. Representatives of Lindner Asset Management, Inc., the current investment adviser of the Fund, may, without cost to the Fund, solicit proxies on behalf of management of the Fund by means of mail, telephone or personal calls. The address of the Adviser is 520 Lake Shore Drive, Suite 380, Deerfield, IL 60015.

A proxy may be revoked before the Meeting by giving written notice of revocation to the Secretary of Lindner Investments, or at the Meeting prior to voting. Unless revoked, properly executed proxies in which choices are not specified by the shareholders will be voted "FOR" each proposal for which no choice is specified, in accordance with the recommendation of the Board of Trustees. In instances where choices are specified by the shareholders in the proxy, those proxies will be voted or the vote will be withheld in accordance with the shareholder's choice. Abstentions will be counted as present for purposes of determining whether a quorum of shares is present at the Meeting, and will have the same effect as a vote "against" such item. Under the Rules of the New York Stock Exchange, the proposed Plan of Liquidation is considered "non-discretionary," and brokers who hold Fund shares in street name for customers are not authorized to vote on such proposal on behalf of their customers who have not furnished the broker specific voting instructions. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on a proposal, then the shares covered by such non-vote shall be counted as present for purposes of calculating whether a quorum is present but shall be counted as a "no" vote with respect to the proposal to liquidate a Fund. So far as the Board of Trustees is aware, no matter other than the proposal described in this Proxy Statement will be acted upon at the Meeting. Should any other matters properly come before the Meeting calling for a vote of shareholders, it is the intention of the persons named as proxies in the enclosed proxy to act upon such matters according to their best judgment.

Only shareholders of record of the Fund at the close of business on April 30, 2001 (the "Record Date"), may vote at the Meeting or any adjournments thereof. As of that date, there were issued and outstanding 142,077,531 shares of beneficial interest of the Fund.

Each shareholder of the Fund is entitled to vote that number of shares that the shareholder owns of record on the Record Date. The matter to be presented at the Meeting will not entitle any shareholder to cumulative voting or to dissent from the proposal and seek appraisal rights. A list of those persons who, to the knowledge of Fund management, beneficially owned more than 5% of the voting shares of the Fund, and the ownership of Trustees and Officers of the Fund as of the Record Date is set forth in EXHIBIT A to this Proxy Statement.

In the event that sufficient votes are not received for the adoption of the proposed Plan of Liquidation, an adjournment or adjournments of the Meeting for the Fund may be sought. Any adjournment would require a vote in favor of the adjournment by the holders of a majority of the shares present at the Meeting for the Fund (or any adjournment thereof) in person or by proxy. In such circumstances, the persons named as proxies will vote in favor of any proposed adjournment.

Copies of the Fund's most recent Annual and Semi-Annual Reports are available to shareholders upon request without charge. If you would like to receive a copy, please contact the Fund, c/o Firstar Mutual Fund Services LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202 or call (800) 995-7777. These reports are also available from the Trust's internet website, www.lindnerfunds.com. The information on the Trust's website is not part of this Proxy Statement.


                     PROPOSAL TO APPROVE THE LIQUIDATION OF
                           LINDNER OPPORTUNITIES FUND

REASONS FOR LIQUIDATING


The Lindner Opportunities Fund commenced operations on October 11, 1999. The Fund is a separate series (or portfolio) of Lindner Investments. The Fund has been unable to achieve desired investment performance or to attract enough assets to realize any meaningful economies of scale. First, the investment performance of the Fund has not met expectations. The Fund's total return since its inception through April 30, 2001 was -4.26%. The Fund's total return for the period from January 1, 2001 through April 30, 2001 was -8.80%. Second, as a result of the Fund's performance, the Fund has not been able to attract enough assets to make it a viable mutual fund offering. At April 30, 2001, the Fund had net assets of $1,459,022.

Effective April 30, 2001, the Fund was closed to new investors and no sales of shares have been accepted from investors since that date other than through the reinvestment of dividends.


On April 30, 2001, the Board of Trustees considered the recommendation of the Adviser that the Opportunities Fund be liquidated and terminated. At previous meetings of the Board of Trustees, the

Board considered other alternatives including merging the Fund into another series of the Trust but decided not to do so because of the cost involved and the fact that there were few assets in the Fund. The Adviser informed the Trustees that it believes that the small size of the Fund would make it difficult to find an alternative investment adviser interested in managing the Fund. The Adviser reviewed the tax consequences of a liquidation with the Trustees and explained that the payment of liquidating distributions would be a taxable event to shareholders (see "Federal Income Tax Consequences" below). The Board of Trustees, including the independent Trustees present, unanimously approved a plan of liquidation for the Fund (the "Plan of Liquidation"), subject to approval by the shareholders of the Fund. A copy of the Plan of Liquidation is set forth as Exhibit B to this Proxy Statement. The Board of Trustees also determined to recommend that shareholders of the Fund approve its Plan of Liquidation. If the Plan of Liquidation is approved by the Fund's shareholders, the portfolio securities and other assets of the Fund will be sold, creditors will be paid or reserves for payments to creditors established, and the net proceeds of such sales will be distributed to shareholders in cash, pro rata in accordance with their shareholdings.

If shareholders of the Fund do not approve the Plan of Liquidation, the Board of Trustees will meet to determine an alternative course of action.

SUMMARY OF THE PLAN OF LIQUIDATION

The Fund's Plan of Liquidation will become effective on the day of its approval by shareholders (the "Effective Date"). From the Effective Date through the completion of liquidation, Lindner Asset Management will continue to act as the investment adviser for the Liquidating Fund. As soon as practicable after the Effective Date of the Fund's Plan of Liquidation, the Fund will complete the sale of its portfolio securities in order to convert its assets to cash. After the Effective Date, the Fund will not engage in any business activity except for the purpose of winding up its business and affairs, preserving the value of the Fund's assets and distributing such assets to shareholders after the payment to (or reservation of assets for payment to) all creditors of the Fund. No further requests for redemptions of shares will be honored after the Effective Date of the Fund's Plan of Liquidation. All contracts entered with respect to the Fund will terminate upon consummation of the transactions contemplated by the Fund's Plan of Liquidation. After the Effective Date of the Fund's Plan of Liquidation, and in any event within 60 days thereafter, the Fund will mail to each shareholder a liquidating distribution equal to the shareholder's proportionate interest in the remaining net assets of the Fund and any pertinent or necessary information concerning the sources of the liquidating distribution that a shareholder may need for his or her personal income tax returns.

After the distribution of assets to shareholders, the Fund will be terminated in accordance with its Plan of Liquidation and applicable provisions under Massachusetts law. The Plan of Liquidation provides that the Board of Trustees may authorize such variations from, or amendments to, the provisions of the Plan of Liquidation as may be necessary or appropriate to effect the complete liquidation and termination of the Fund in accordance with the purposes to be accomplished by the Plan of Liquidation.


FEDERAL INCOME TAX CONSEQUENCES

Payment by the Fund of liquidating distributions to shareholders will be a taxable event. Because the income tax consequences for a particular shareholder may vary depending on individual circumstances, each shareholder is urged to consult his or her own tax adviser concerning the federal, state and local tax consequences of receipt of a liquidating distribution.

The Fund currently qualifies, and intends to continue to qualify through the end of the liquidation period, for treatment as a regulated investment company under the Internal Revenue Code of 1986, as amended, so that it will be relieved of federal income tax on any investment company taxable income or net capital gain (the excess of net long-term capital gain over net short-term capital loss) from the sale of its assets. The payment of liquidation distributions will be a taxable event to shareholders. Each shareholder will be viewed as having sold his or her Fund shares for an amount equal to the liquidation distribution(s) he or she receives. Each shareholder will recognize gain or loss in an amount equal to the difference between (a) the shareholder's adjusted basis in the Fund shares, and (b) such liquidation distribution(s). The gain or loss will be capital gain or loss to the shareholder if the Fund shares were capital assets in the shareholder's hands and generally will be long-term if the Fund shares were held for more than one year before the liquidation distribution is received.

Immediately prior to declaring the liquidating distribution, the Fund will declare a final dividend of all current but undistributed income. This dividend will be paid at the same time as the liquidating distribution, and shareholders will be notified of the portion of the total distribution that constitutes the final dividend. The balance of the liquidating distribution will be treated as an amount realized from the sale of Fund shares, as discussed above.

The Fund generally will be required to withhold tax at the rate of 31% with respect to any liquidation distribution paid to individuals and certain other non-corporate shareholders who fail to certify to the Fund that their social security number or taxpayer identification number provided to the Fund is correct and that the shareholder is not subject to backup withholding.

The foregoing summary is generally limited to the material federal income tax consequences to shareholders who are individual United States citizens and who hold shares as capital assets. It does not address the federal income tax consequences to shareholders who are corporations, trusts, estates, tax-exempt organizations, pension plans, Individual Retirement Accounts or non-resident aliens. This summary does not address state or local tax consequences. Shareholders are urged to consult their own tax advisers to determine the extent of the federal income tax liability they would incur as a result of receiving a liquidation distribution, as well as any tax consequences under any applicable state, local or foreign laws.

                                  VOTE REQUIRED


Under the Trust's Declaration of Trust and Bylaws, a quorum of shares will be present at the Meeting if more than 50% of the outstanding shares of the Fund are present in person or by proxy. All proxies that are signed by a shareholder will be counted towards establishing a quorum, regardless of whether the shareholder has instructed the proxy as to how to vote, including proxies returned by brokers for shares held by brokers as to which no voting instructions are indicated ("Broker non-votes"). Broker non-votes and abstentions will have the effect of a "No" vote on the proposal being presented at the Meeting. If a quorum is not present at the Meeting, or if a quorum is present at the Meeting but sufficient votes to approve the proposal are not received, or if other matters arise requiring shareholder attention, the persons named as proxy agents may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares present at the Meeting or represented by proxy. When voting on a proposed adjournment, the persons named as proxy agents will vote FOR the proposed adjournment all shares that they are entitled to vote with respect to the proposal, unless directed to vote against the proposal, in which case such shares will be voted AGAINST the proposed adjournment with respect to the proposal. The Board of Trustees has unanimously recommended that shareholders of the Fund vote in favor of approval of the Fund's Plan of Liquidation. The affirmative vote of holders of two-thirds (2/3) of the shares of beneficial interest outstanding on the Record Date is required to approve the Fund's Plan of Liquidation. Your vote is important. Please vote, sign and date your proxy card and return it in the envelope provided as soon as possible.


                                 OTHER BUSINESS

The Board knows of no other business to be brought before the Meeting. However, if any other matters properly come before the Meeting, it is the intention that proxies that do not contain specific instructions to the contrary will be voted on such matters in accordance with the judgment of the persons therein designated.




                   SUBMISSION OF CERTAIN SHAREHOLDER PROPOSALS


The Trust is not required to hold annual shareholder meetings. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting should send their written proposals to Robert L. Miller, Secretary of the Trust, c/o Firstar Mutual Fund Services, LLC 615 East Michigan Avenue, Milwaukee, Wisconsin 53202. Mere submission of a shareholder proposal does not guarantee inclusion of the proposal in the proxy statement or presentation of the proposal at the meeting since such inclusion and presentation are subject to compliance with certain federal regulations.


                   NOTICE TO BANKS, BROKER-DEALERS AND VOTING
                           TRUSTEES AND THEIR NOMINEES


Please advise the Trust, in care of Robert L. Miller, Secretary of the Trust, c/o Firstar Mutual Fund Services, LLC 615 East Michigan Avenue, Milwaukee, Wisconsin 53202, whether other persons are beneficial owners of shares for which proxies are being solicited and, if so, the number of copies of the Proxy Statements and Annual and/or Semi-Annual Reports you wish to receive in order to supply copies to the beneficial owners of the respective shares.

May 30, 2001

         EXHIBIT A--SHAREHOLDERS OF THE FUND OWNING 5% OR MORE OF THE FUND'S OUTSTANDING SHARES AND SHARES OWNED BY ALL TRUSTEES AND OFFICERS OF THE FUND AS A GROUP:

To the knowledge of the Trust, on the Record Date no shareholder owned of record or beneficially more than 5% of the outstanding shares of the Fund, except as follows (rounded to the nearest whole share):

                                                                                        Percent of
                                                                                        Outstanding
Shareholder Name and Address                         # of Shares Owned                  Shares Owned
----------------------------                         -----------------                  ------------
Valassis Enterprises L.P.                            43,558                             30.7%
c/o Franklin Enterprises
520 Lake Cook Road
Suite 380
Deerfield, IL 60015


On the Record Date, the Trustees and officers, individually, and as a group, owned of record or beneficially the following amounts of outstanding shares of the Fund (rounded to the nearest whole share):

                                                                                           Percent of
                                                                                          Outstanding
Trustee/Officers                                         # of Shares Owned                Shares Owned
----------------                                         -----------------                ------------
Robert L. Byman                                                  513                           **
Peter S. Horos                                                 2,608                          1.8%
Doug T. Valassis*                                              5,480                          3.9%
All Trustees and officers of the Fund
    as a group (10 in number)*                                 8,601                          6.1%

*Excludes the 43,558 shares of the Fund owned by Valassis Enterprises, L.P. which is an entity controlled by Doug T. Valassis.

**=less than 1% of outstanding shares

EXHIBIT B--PLAN OF LIQUIDATION FOR THE LINDNER OPPORTUNITIES FUND

The Plan of Liquidation for the Lindner Opportunities Fund shall be as follows:

         1. Promptly following receipt of the requisite approval of the liquidation and termination of Lindner Opportunities Fund by its shareholders, the Adviser shall proceed to liquidate all of the portfolio securities of such Fund and shall invest the proceeds from such liquidations in short-term money market instruments until all portfolio assets have been liquidated.

         2. At the close of business on the day of the special meeting of shareholders convened to approve the liquidation and termination of the Lindner Opportunities Fund, and provided that the requisite approval of shareholders of such Fund is received, all further redemptions of shares of Lindner Opportunities Fund shall cease, and the only further redemption shall occur at the time of final payout of cash to the shareholders of such Fund at the time of complete liquidation.

         3. After providing for the payment of all expenses and liabilities of the Lindner Opportunities Fund, the remaining assets of such Fund shall be distributed to its shareholders on a pro rata basis in proportion to their relative ownership interests in that Fund, in complete liquidation of their share interests in such Fund, and all previously outstanding share interests in such Fund shall thereupon be deemed to be canceled and retired.

         4. The officers of the Trust are authorized and directed to file all certificates, notices and documents with federal and state authorities as shall be necessary to effectuate the complete liquidation and termination of Lindner Opportunities Fund.

         5. The Board of Trustees may authorize such variations from, or amendments to, this Plan of Liquidation as may be necessary or appropriate to effect the complete liquidation and termination of the Lindner Opportunities Fund in accordance with the purposes to be accomplished by this Plan.

                                   PROXY CARD

VOTE THIS PROXY CARD TODAY!

LINDNER OPPORTUNITIES FUND


THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF LINDNER INVESTMENTS (THE "TRUST") for use at a Special Meeting of Shareholders of the Lindner Opportunities Fund to be held on Friday, July 6, 2001, at 9:00 a.m., Eastern Time, at the offices of Dykema Gossett, PLLC, 400 Renaissance Center, 23rd Floor, Detroit, Michigan, 48243.


The undersigned hereby appoints Doug T. Valassis and Robert L. Miller, and each of them, attorney and proxy for the undersigned, each with the power of substitution and resubstitution, to attend, vote and act for the undersigned at the Special Meeting of Shareholders of Lindner Opportunities Fund, and at any adjournments thereof, casting votes of the Fund which the undersigned may be entitled to vote, with all the powers which the undersigned would possess if personally present, as follows:


                                                                                For     Against      Abstain
1  To approve the Plan of Liquidation of the Fund.                              [ ]       [ ]          [ ]

2  To transact such other business as may properly
come before the Special Meeting or any
adjournment thereof                                                             [ ]       [ ]          [ ]

The undersigned hereby revokes any prior proxy to vote at such Special Meeting, and hereby ratifies and confirms all that such attorneys and proxies, or each of them, may lawfully do by virtue hereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement dated May 30, 2001. Please mark, sign, date and return this proxy card promptly in the enclosed postage-paid envelope.



--------------------------


--------------------------
Signature(s), (Title(s), if applicable)


DATE:                     , 2001
      --------------------


Please sign above exactly as name(s) appear(s) hereon. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized officer. Each joint owner should sign personally. When signing as a fiduciary, please give full title as such. Please return this proxy card promptly in the enclosed postage-paid envelope. IN THE ABSENCE OF ANY SPECIFICATION, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1.